UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2009

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,		08837-2206
(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,		08837-2206
(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 30, 2009, Mack-Cali Realty Corporation (the “Company”) announced that it has commenced a public offering of 6,500,000 shares of common stock (the “Offering”).  The Company also announced that it expects to grant the underwriters of the Offering an option for 30 days to purchase up to 975,000 additional shares of common stock to cover overallotments, if any.  Merrill Lynch & Co. and Deutsche Bank Securities will serve as the joint book-running managers.

The Company plans to use the net proceeds from the Offering to repay borrowings under its unsecured revolving credit facility and for general corporate purposes.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Mack-Cali Realty Corporation dated April 30, 2009.

The information included in this Current Report on Form 8-K (including the exhibit hereto) is being furnished under Item 7.01, “Regulation FD Disclosure” and Item 9.01, “Financial Statements and Exhibits” of Form 8-K. As such, the information (including the exhibit) herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: April 30, 2009	By:	/s/ MITCHELL E. HERSH
Mitchell E. Hersh
President and Chief Executive Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: April 30, 2009	By:	/s/ MITCHELL E. HERSH
Mitchell E. Hersh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mack-Cali Realty Corporation dated April 30, 2009.